UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
June 4, 2020
Date of Report (Date of earliest event reported)
KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34460	13-3818604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10680 Treena St., Suite 600  San Diego, CA 92131  (Address of Principal Executive Offices) (Zip Code)

(858) 812-7300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
               Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	KTOS	The NASDAQ Global Select Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Amendment of the 2014 Equity Incentive Plan, as amended.

On June 4, 2020, at the Company’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”), the stockholders of Kratos Defense & Security Solutions, Inc. (the “Company”) approved an amendment of the Company’s 2014 Equity Incentive Plan, as amended (the “2014 Plan”), to increase the available share reserve by 4,700,000 shares as described in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 24, 2020 (the “Proxy Statement”). The amended 2014 Plan was previously approved, subject to stockholder approval, by the Company’s Board of Directors.
A summary of the amended 2014 Plan is set forth in the Company’s Proxy Statement. That summary and the foregoing description of the amendment are qualified in their entirety by reference to the text of the amended 2014 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.
        On June 4, 2020, the Company held its Annual Meeting. As of the record date for the Annual Meeting, there were 106,960,828 shares of the Company’s common stock outstanding. At the Annual Meeting, the holders of 96,119,739 shares were represented in person or by proxy. Set forth below is a brief description of each matter acted upon by the stockholders of the Company at the Annual Meeting and the final voting results for each such proposal. These proposals are set out in more detail in the Company’s Proxy Statement.
1. The stockholders considered a proposal to elect each of the individuals named below as directors to serve until the next annual meeting or until their successors are duly elected and qualified. The nominees for election to the Board of Directors were elected, each to serve until the next annual meeting, based upon the following votes:

Nominee	For	Withheld	Broker Non-Votes
Scott Anderson	70,344,533	8,899,845	16,875,361
Eric DeMarco	78,103,127	1,141,251	16,875,361
William Hoglund	68,967,172	10,277,206	16,875,361
Scot Jarvis	68,939,373	10,305,005	16,875,361
Jane Judd	77,545,744	1,698,634	16,875,361
Samuel Liberatore	75,472,481	3,771,897	16,875,361
Amy Zegart	71,566,950	7,677,428	16,875,361

2. The stockholders considered a proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2020. This proposal was approved based upon the following votes:

For	95,738,748
Against	202,759
Abstain	178,232

3. The stockholders considered a proposal to approve an amendment to the Company's 2014 Equity Incentive Plan, as amended, to increase the number of shares issuable under the plan by 4,700,000 shares. This proposal was approved based upon the following votes:

For	75,087,273
Against	3,975,866
Abstain	181,239

4. The stockholders considered a proposal to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as presented in the Company’s Proxy Statement. This proposal was approved based upon the following votes:

For	68,060,702
Against	10,700,726
Abstain	482,950
Broker Non-Votes	16,875,361

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description
	10.1	2014 Equity Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2020

Kratos Defense & Security Solutions, Inc.

By: /s/ Marie Mendoza
             Marie Mendoza
             Vice President, General Counsel & Secretary